As filed with the Securities and Exchange Commission on November 15, 1994
                                                Registration No. 33-_____
___________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                      _______________________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933

                            DIGITAL EQUIPMENT CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      Massachusetts                                 04-2226590
(State or other jurisdiction of     I.R.S. Employer Identification No.)
incorporation or organization)

                   146 Main Street, Maynard, Massachusetts  01754
    (Address of Principal Executive Offices)			 (Zip Code)
                      ______________________________

                       DIGITAL EQUIPMENT CORPORATION
                         1968 EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the plan)

                               Gail S. Mann
                       Digital Equipment Corporation
                            111 Powdermill Road
                                 Maynard, MA  01754
                  (Name and address of agent for service)

                                   (508) 493-5111
       (Telephone number, including area code, of agent for service)
                      ______________________________

                      CALCULATION OF REGISTRATION FEE
__________________________________________________________________________

Title of                    Proposed          Proposed           Amount of
securities    Amount        maximum           maximum            registra-
to be         to be         offering price    aggregate offer-   tion
registered    registered    per share (1)     ing price (1)      fee (2)

Common stock  5,000,000     $30.75            $153,750,000       $53,018
(par Value    shares
$1.00)

    (1) The price of $30.75 per share, which was the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on November 10, 1994, is set forth solely for purposes of calculating the registration fee.

    (2) This Registration Statement relates to 38,800,000 shares of Common Stock previously registered on Form S-8, Nos. 2-30342, 2-54681, 2-73946, 33-969, 33-25280, 33-43922 and 33-50963, and to 5,000,000 additional shares registered hereby. Pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 5,000,000 shares not previously registered.

    This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on this form relating to the 1968 Employee Stock Purchase Plan are effective. Pursuant to General Instruction E, the registrant incorporates by reference the following information from the registrant's prior registration statement on Form S-8 (Registration No. 33-25280):

Information to be Incorporated by Reference

1. Item 3, "Incorporation of Certain Documents by Reference" (p. 2 of Registration No. 33-25280).

2. Item 4, "Description of Securities" (p. 19 of Registration No. 33-25280), as updated by the section entitled "Information Regarding Classification of the Board of Directors" contained in the registrant's definitive Proxy Statement dated September 14, 1990.

3. Item 6, "Indemnification of Directors and Officers" (pp. II-1 to II-2 of Registration No. 33-25280).

Information Required in the Registration Statement

Item 5.  "Interest of Named Experts and Counsel."  None.

Item 7.  "Exemption from Registration Claimed."  Not Applicable.

Item 8. "Exhibits." The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  "Undertakings."

    (a)  The undersigned registrant hereby undertakes:

    	 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    	      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    	      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

    	      (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    	      	     Provided, however, that the paragraphs (a)(1)(i) and
                     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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

    	      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    	      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.























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
                             POWER OF ATTORNEY

	I, the undersigned director or officer of Digital Equipment Corporation, a Massachusetts corporation, do hereby severally constitute and appoint Robert B. Palmer, Gail S. Mann and Thomas C. Siekman, and each of them alone, to be true, sufficient and lawful attorneys for me, to sign for me and in my name in the capacity or capacities indicated below any and all post-effective amendments to this Registration Statement and all other documents relating thereto.

                                SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 10th day of November, 1994.

					DIGITAL EQUIPMENT CORPORATION



					By:  /s/ Robert P. Palmer
 					     Robert B. Palmer, President
                                             and Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                        Date

                              President and Chief
                              Executive Officer
/s/Robert B. Palmer           (Principal Executive
Robert B. Palmer              Officer) and Director         November 10, 1994

                              Vice President, Finance
                              and Chief Financial Officer
/s/Vincent J. Mullarkey          (Principal Financial
Vincent J. Mullarkey          Officer)                      November 10, 1994


                              Vice President and
                              Corporate Controller
/s/E. C. Prokopis             (Principal Accounting
E. C. Prokopis                Officer)                      November 10, 1994


/s/Vernon R. Alden            Director                      November 10, 1994
Vernon R. Alden


/s/Philip Caldwell            Director                      November 10, 1994
Philip Caldwell


__________________            Director                      November 10, 1994
Colby H. Chandler

/s/Arnaud de Vitry            Director                      November 10, 1994
Arnaud de Vitry


/s/Robert R. Everett          Director                      November 10, 1994
Robert R. Everett


/s/Kathleen F. Feldstein      Director                      November 10, 1994
Kathleen F. Feldstein


/s/Thomas P. Gerrity          Director                      November 10, 1994
Thomas P. Gerrity


/s/Thomas L. Phillips         Director                      November 10, 1994
Thomas L. Phillips


/s/Delbert C. Staley          Director                      November 10, 1994
Delbert C. Staley



























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





                               EXHIBIT INDEX


Exhibit No.                 Description of Exhibit

4.1 		   Rights Agreement dated as of December 11, 1989 between
                   the Company and First Chicago Trust Company of New York, as Rights Agent (filed under cover of Form SE as Exhibit
                   4.1 to the Company's Current Report on Form 8-K dated December 12, 1989 and incorporated herein by reference).

5   		   Opinion of Counsel.

22  		   Consent of Counsel (included in Exhibit 5).

23  		   Consent of Coopers & Lybrand L.L.P.

24  		   Power of Attorney (contained on page 4 of this
                   Registration Statement).

99  		   Digital Equipment Corporation 1968 Employee Stock
                   Purchase Plan.





























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